Exhibit 4.2
VERADERMICS, INCORPORATED
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of October 14, 2025, by and among VERADERMICS, INCORPORATED, a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A (each an “Investor” and, collectively, the “Investors”), and each of those stockholders of the Company listed on Exhibit B hereto (each of whom is referred to herein as a “Key Holder” and collectively, the “Key Holders”).
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s outstanding Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Second Amended and Restated Investors’ Rights Agreement dated as of November 25, 2024, by and among the Company and such Existing Investors (the “Prior Agreement”); and
WHEREAS, the Existing Investors are holders of at least fifty percent (50%) of the Registrable Securities (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and
WHEREAS, certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement, dated as of September 30, 2025, by and among the Company and such Preferred Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding at least fifty percent (50%) of the Registrable Securities, and the Company;
NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:
1.    DEFINITIONS. For purposes of this Agreement:
1.1    “Affiliate” means, with respect to any specified Person, (i) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, investment adviser, officer, director or trustee of such Person, or any venture capital fund, other investment fund, or registered investment company now or hereafter existing that is controlled by 1 or more general partners or managing members or investment adviser of, or shares the same management company or investment adviser with, such Person or (ii) any Immediate Family Member associated with such Person, including their respective trusts and other controlled entities.
1.2    “abrdn Funds” means, collectively, abrdn Healthcare Investors, abrdn Life Sciences Investors, abrdn Healthcare Opportunities Fund and abrdn World Healthcare Fund.
1.3    “Certificate of Incorporation” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
1.4    “Common Stock” means shares of the Company’s Voting Common Stock and Non-Voting Common Stock.

1.5    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in a business that competes with the business undertaken (or contemplated to undertaken) by the Company as of the date hereof, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor; provided that in no event shall J.W. Childs Associates (FL), L.P. (together with its Affiliates, “JWC”), Vladimir Coric Family Trust 2013 (together with its Affiliates, “VC”), Therapeutics, Inc., Connecticut Innovations, Incorporated (“CII”) or a Permitted CII Transferee (as defined below), Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd. (together with its Affiliates, “Suvretta”), Citadel Multi-Strategy Equities Master Fund Ltd. (together with its Affiliates, “Surveyor”), Osage University Partners IV, LP (together with its Affiliates, “OUP”), Longitude Venture Partners V, L.P. (together with its Affiliates, “Longitude”), SR One Capital Fund II Aggregator, LP and AMZL, LP (together with its Affiliates, “SR One”), Invus Public Equities, L.P. (together with its Affiliates, “Invus”), Viking Global Opportunities Illiquid Investments Sub-Master LP and Viking Global Opportunities Drawdown (Aggregator) LP (collectively, with their Affiliates, “Viking”), MW XO Health Innovations Fund II, LP (together with its Affiliates, “MW”) or any Affiliate of the foregoing, be deemed to be a Competitor.
1.6    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.7    “Deemed Liquidation Event” shall have the meaning set forth in the Certificate of Incorporation.
1.8    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.9    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.10    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
1.11    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.12    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.13    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
1.14    “Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.15    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.
1.16    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.17    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.18    “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 5,894,836 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).
1.19    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided that “New Securities” does not include (i) any Exempted Securities as defined in the Certificate of Incorporation or (ii) any securities sold pursuant to the Purchase Agreement.
1.20    “Non-Voting Common Stock” means shares of the Company’s Non-Voting Common Stock, par value $0.00001 per share.
1.21    “Permitted CII Transferee” means any of the following: (a) CII; (b) any governmental or quasi-governmental agency of the State of Connecticut, governmental unit of the State of Connecticut or statutorily created entity of the State of Connecticut; (c) (i) any corporation, limited liability company, partnership or other entity controlled by CII or (ii) any other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, CII created for the purpose of managing and/or making investments in portfolio companies with a Connecticut presence, including without limitation Connecticut Emerging Enterprises, L.P.; or (d) any successor or replacement agency of the State of Connecticut (or other entity) for CII.
1.22    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.23    “Preferred Stock” means, collectively, the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
1.24    “Preferred Director” shall have the meaning set forth in the Certificate of Incorporation.

1.25    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.
1.26    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.27    “Requisite Holders” shall have the meaning set forth in the Certificate of Incorporation.
1.28    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12 (b) hereof.
1.29    “SEC” means the Securities and Exchange Commission.
1.30    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.31    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.32    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.33    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.
1.34    “Series A Preferred Stock” means, collectively, the shares of the Company’s (i) Series A-1 Preferred Stock, (ii) Series A-2 Preferred Stock, (iii) Series A-3 Preferred Stock, and (iii) Series A-4 Preferred Stock.
1.35    “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share.
1.36    “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.00001 per share.
1.37    “Series A-3 Preferred Stock” means shares of the Company’s Series A-3 Preferred Stock, par value $0.00001 per share.
1.38    “Series A-4 Preferred Stock” means shares of the Company’s Series A-4 Preferred Stock, par value $0.00001 per share.

1.39    “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.00001 per share.
1.40    “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.00001 per share.
1.41    “Series A Director” means any director of the Company designated for election by the holders of Series A Preferred Stock pursuant to the Certificate of Incorporation.
1.42    “Series B Director” means any director of the Company designated for election by the holders of Series B Preferred Stock pursuant to the Certificate of Incorporation.
1.43    “Series C Director” means any director of the Company designated for election by the holders of Series C Preferred Stock pursuant to the Certificate of Incorporation.
1.44    “Voting Agreement” means that certain Third Amended and Restated Voting Agreement of even date herewith among the Investors, the Company and the other parties named therein, as may be amended and/or restated from time to time.
1.45    “Voting Common Stock” means shares of the Company’s Voting Common Stock, par value $0.00001 per share.
2.    REGISTRATION RIGHTS. The Company covenants and agrees as follows:
2.1    Demand Registration.
(a)    Form S-1 Demand. If at any time after 180 days after the effective date of the registration statement for the IPO, the Company receives a request from either (1) Holders of 35% of the Registrable Securities then outstanding, or (2) the Requisite Holders, that the Company file a Form S-1 registration statement with respect to a majority of the Registrable Securities then outstanding if the anticipated aggregate offering price, net of Selling Expenses, would exceed $20 million, then the Company shall (x) within 10 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.
(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 20% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (i) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors (the “Board of Directors”) it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 120 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 120 day period other than an Excluded Registration.
(c)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1 (i) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) (1) if the registration is initiated by the holders of 35% of the outstanding Registrable Securities, after 2 registrations initiated by such holders; and (2) if the registration is initiated by the Requisite Holders, after one registration has been initiated by such holders, in each case pursuant to Section 2.1; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected 2 registrations pursuant to Section 2.1(b) within the 12 month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.
2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
2.3    Underwriting Requirements. If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section

2.4(e)  ) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if any underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
(a)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, corporation or Massachusetts Business Trust, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.
(b)    For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible.
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such 120 day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.
2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, trustees, and stockholders of each such Holder; investment advisers, legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such

Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.1 and Section 6.9.
2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to: (a) the sale of any shares to an underwriter pursuant to an underwriting agreement, (b) transactions (including, without limitation, any swap, hedge or similar agreement or arrangement) or announcements, in each case, relating to securities (including shares of Common Stock) acquired in the IPO or securities (including shares of Common Stock) acquired in open market or other transactions from and after the IPO or that otherwise do not involve or relate to securities of the Company owned by a Holder prior to the IPO, (c) the conversion of Non-Voting Common Stock into Voting Common Stock, or (d) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the Immediate Family Members of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions, and the Company obtains a similar agreement from all stockholders individually owning more than 1% of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.
2.12    Restrictions on Transfer.
(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.
(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c) ) be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.
(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, or following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer; provided that no such notice shall be required in connection if the intended sale, pledge or transfer complies with SEC Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes or transfers Restricted Securities to an Affiliate of such Holder; provided that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.
(d)    The Company shall, if requested by the Holder, use its commercially reasonable efforts to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Registrable Securities, (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under clause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue Registrable Securities without any such legend in certificated or book-entry form or by electronic delivery, at the Holder’s option, within two (2) trading days of such request, if (A) the

Registrable Securities are registered for resale under the Securities Act, (B) the Registrable Securities may be sold by the Holder without restriction under SEC Rule 144, including without limitation, any volume and manner of sale restrictions, or (C) the Holder has sold or transferred, or proposes to sell or transfer within five (5) trading days of such request, Registrable Securities pursuant to the Registration Statement or in compliance with SEC Rule 144 (in which case the Holder shall submit a letter agreement reasonably satisfactory to the Company and its transfer agent with respect to ongoing compliance with SEC Rule 144 under the Securities Act). If restrictive legends are no longer required for Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section and within two (2) trading days of any request therefor from the Holder deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, non-legended entry for such book entry Registrable Securities.
2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:
(a)    the closing of a Deemed Liquidation Event;
(b)    such time after consummation of the IPO or a Public Listing Transaction (as defined in the Purchase Agreement) as SEC Rule 144, or another similar exemption under the Securities Act, is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and
(c)    the fifth anniversary of the IPO.
3.    INFORMATION AND OBSERVER RIGHTS.
3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that such Major Investor is not a Competitor:
(a)    as soon as practicable, but in any event within 180 days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements shall be audited by independent public accountants of nationally recognized standing selected by the Company;
(b)    as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, an unaudited balance sheet, and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;
(d)    as soon as practicable, but in any event 30 days before the end of each fiscal year, a budget and business plan for the next fiscal year and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets in which a revision to a budgetary line item exceeds $1,000,000 prepared by the Company (such budget and business plan that is approved by the Board of Directors (including the affirmative vote of at least one Series A Director, one Series B Director, and one Series C Director ) (the “Requisite Directors”) is collectively referred to herein as the “Budget”);
(e)    if reasonably requested by a Major Investor, the Company shall provide the information required by, or reasonably requested pursuant to, this Section 3.1 to such Major Investor by uploading the information to a portfolio management platform; and
(f)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time-to-time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or similar highly confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
3.2    Inspection. The Company shall permit each Major Investor (provided that such Major Investor is not a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.3    Observer Rights. For so long as the applicable Observer (as defined below) remains a Major Investor, the Company shall invite a representative designated by each of JWC, Surveyor, Suvretta, Longitude, MW and Viking (each of the foregoing, an “Observer”) to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a Competitor of the Company. The Company shall reimburse each Observer referenced in this Section 3.3 for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.
3.4    Termination of Information and Observer Rights. The covenants set forth in Sections 3.1, 3.2 and 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) solely with respect to Surveyor, immediately prior to such time when the Company first becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act, unless the disapplication of this Section 3.4(ii) to Surveyor is otherwise notified by Surveyor to the Company in writing, or (iii) immediately prior to the closing of a Public Listing Transaction, as such term is defined in the Purchase Agreement, or (iv) upon the closing of a Deemed Liquidation Event, whichever event occurs first.
3.5    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its and its Affiliates respective attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring and managing its investment in the Company; (ii) to the extent necessary in connection with such Investor’s tax filings, financial and other reporting (including with the SEC) and accounting matters; (iii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iv) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business; provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (v) as may otherwise be required by law, regulation, rule, court order or subpoena; provided that such Investor (if permitted by applicable law, rule or regulation) promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; or (vi) to the fullest extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of the Agreement, including, without limitation, quarterly or annual reports.
3.6    Material Non-Public Information. Unless expressly agreed to by Surveyor or MW, the Company will not provide to Surveyor or MW, as applicable, any information (i) which includes material non-public information (including without limitation any information derived from such material non-public information) subject to any duty or understanding (whether express or implied) of confidentiality of any other issuer other than the Company that has publicly traded or listed securities (“MNPI”), (ii) any information that, when taken together with other information provided to Surveyor or MW, as applicable, would constitute MNPI, or (iii) that would in any manner restrict Surveyor’s or MW’s, as applicable, or any of its Affiliates’ trading activities or its or their ability to make any particular trade with respect to any issuer or other company, other than the Company. For the avoidance of doubt, Surveyor or MW, as applicable, does not accept any duties with respect to any information except information that is confidential information delivered to Surveyor or MW, as applicable, pursuant to this Agreement (including, without limitation, any information disclosed in violation of the preceding sentence). In addition, as to any information provided to Surveyor or MW, as applicable,, in no event shall Surveyor’s or MW’s, as applicable, duties under this Agreement or under any common law or other principle or source in any manner be deemed or construed as limiting Surveyor’s or MW’s, as applicable, their respective Affiliates’ or their respective representatives’ ability to trade any publicly-listed or any other security other than the

Company’s, and any such duties are hereby disclaimed by the parties to this Agreement. Further, the Company represents that it (including its employees and agents) will conduct itself in accordance with all applicable laws, regulations and ethical standards, including, without limitation, the federal securities laws and all legal prohibitions against insider trading and the improper disclosure of inside information or other information in breach of a duty of trust or confidence. The Company covenants that it (including its employees and agents) will not disclose to any Investor any information if (i) the disclosure violates any applicable laws or regulations, including the federal securities laws, and particularly insider trading laws, (ii) the disclosure violates any agreement, contract or duty to which the Company is subject, (iii) the Company knows or reasonably should know that the disclosure of the information by the direct or indirect source of the information breaches or breached any agreement, contract or duty to which the direct or indirect source was subject or (iv) it would constitute MNPI if the Investor (or its respective Affiliates) has advised the Company that it invests in companies that have publicly traded or listed securities in its regular course of business, without such Investor’s prior written authorization.
4.    RIGHTS TO FUTURE STOCK ISSUANCES.
4.1    Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor). A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates.
(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)    By notification to the Company within 30 days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities then outstanding). At the expiration of such 30-day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10 day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).
(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b) the Company may, during the 90 day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.
(d)    The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Preferred Stock pursuant to the Purchase Agreement.
4.2    Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, whichever event occurs first.
5.    ADDITIONAL COVENANTS.
5.1    Insurance. The Company shall maintain its current Directors and Officers liability insurance and term “key person” insurance on the initial Key Holders, each in an amount and on terms and conditions satisfactory to the Requisite Directors), and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors (including the Requisite Directors) determines that such insurance should be discontinued. The key person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors (including the Requisite Directors).
5.2    Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment and non-solicitation agreement, substantially in the form approved by the Board of Directors (including the Requisite Directors). In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements, without the consent of the Board of Directors (including the Requisite Directors).
5.3    Employee Stock. Unless otherwise approved by the Board of Directors (including the Requisite Directors), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four year period, with the first 25% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months, and (ii) a market stand-off provision substantially similar to that in Section 2.11. Without the prior approval by the Board of Directors (including the Requisite Directors), the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. In addition, unless otherwise approved by the Board of Directors (including the Requisite Directors), the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO or the consummation of a Deemed Liquidation Event and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. Notwithstanding anything to the contrary above, any issuances by the Company of capital stock (or options to purchase or receive the same) of the Company to either Timothy Durso or Reid Waldman after the date hereof shall be subject to restricted stock or option agreements, as applicable (and on customary terms), providing for (i) vesting of shares over a three year period, with the first 33.33% of such shares vesting following 12 months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 24 months, and (ii) a market stand-off provision substantially similar to that in Section 2.11.

5.4    Matters Requiring Preferred Director Approval. So long as the holders of Preferred Stock are entitled to elect one or more Preferred Director(s), the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the Requisite Directors:
(a)    make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;
(b)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;
(c)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;
(d)    make any investment inconsistent with any investment policy approved by the Board of Directors;
(e)    incur any aggregate indebtedness in excess of $500,000 that is not already included in the Budget (as defined above), other than trade credit incurred in the ordinary course of business;
(f)    hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;
(g)    change the principal business of the Company, enter new lines of business, or exit the current line of business;
(h)    sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;
(i)    enter into any corporate strategic relationship involving the payment, contribution, or assignment by or to the Company or any of its subsidiaries of money or assets greater than $500,000;
(j)    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Company, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or
(k)    enter into any agreement with respect to any of the foregoing.
5.5    Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office (including the Requisite Directors), the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. Unless otherwise prohibited by the Bylaws, directors may participate in such meetings by, or through the use of, any means of communication allowing all participants to simultaneously hear each other, such as teleconference or videoconference. If a meeting is conducted by such means, participating directors shall be informed that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. The Company shall reimburse the directors and Observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each non-employee director shall be entitled in such person’s discretion to be a member of all committees of the Board of Directors.
5.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.
5.7    Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements, not to exceed $50,000 of one (1) counsel for the Major Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one (1) or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense (or common interest) agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense (or common interest) agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.
5.8    Indemnification Matters. The Company hereby acknowledges that the Preferred Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The

Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third party beneficiaries of this Section 5.9 and shall have the right, power and authority to enforce the provisions of this Section 5.9 as though they were a party to this Agreement.
5.9    Right to Conduct Activities. The Company hereby agrees and acknowledges that each of JWC, VC, Suvretta, Surveyor, OUP, Longitude, the abrdn Funds, Invus, SR One and MW (together with their respective Affiliates collectively, the “Organizations”) is an investment organization, and as such (a) makes or holds investments in, or trades in public securities of, companies that are or may become engaged in activities that are competitive with the Company’s business, as it is currently conducted or as it may be conducted in the future and (b) reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no Organization shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by an Organization in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of any Organization to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company. Subject to clauses (x) and (y) above, nothing in this Agreement or any other agreement with the Company shall preclude, create an obligation or duty, or in any way restrict, the Organizations from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, whether or not such enterprise has products or services which compete with those of the Company.
5.10    CII. The Company confirms and covenants that it shall maintain a “Connecticut Presence” as such term is defined in that certain Connecticut Presence Agreement dated as of September 22, 2021, between CII and the Company, for so long as the Company is required to maintain a “Connecticut Presence” or unless otherwise consented to by the Requisite Holders (as defined in the Certificate of Incorporation).
5.11    FCPA.The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective known activities, as well as remediate any known actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) maintain commercially reasonable systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to provide reasonable assurances regarding compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request by a Major Investor, the Company agrees to provide responsive information and/or certifications to such Major Investor concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Major Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future to make commercially reasonable efforts to comply with the FCPA. The Company shall use its commercially reasonable efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.
5.12    Real Property Holding Corporation. Within a reasonable period following (and in any event within 20 days after receipt of) written request by an Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company shall use commercially reasonable efforts to ensure its determination complies with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no Preferred Stock then outstanding; provided, such obligation shall terminate as to any particular Investor when the Investor no longer owns shares of Preferred Stock or any shares of Common Stock issued upon conversion of Preferred Stock.
5.13    Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.6 - 5.10, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) upon a Deemed Liquidation Event, (iii) upon a Public Listing Transaction, as such term is defined in the Purchase Agreement or (iv) solely with respect to Surveyor, when the Company first becomes subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act unless the disapplication of this Section 5.13(iv) to Surveyor is otherwise notified by Surveyor to the Company in writing, whichever event occurs first.
6.    MISCELLANEOUS.
6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder, (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or 1 or more of such Holder’s Immediate Family Members or (iii) to an assignee or transferee who acquires (x) at least 100,000 shares of Registrable Securities (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction) or (y) all of the shares owned by the Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11; and (z) such assignee is not a Sanctioned Party (as defined in the Purchase Agreement). For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
6.3    Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5    Notices.
(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) five business days after having been sent by a nationally recognized overnight courier. All communications shall be sent to the respective parties at their address as set forth on the signature pages or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Cooley LLP, 500 Boylston Street, Boston, MA 02116, Attention: Ryan Sansom, and if notice is given to any Investor, a copy (which copy shall not constitute notice) shall also be sent to any “cc” address noted on the signature page or Exhibit A for such Investor.
(b)    Consent to Electronic Notice. Each party to this Agreement consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such party’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party to this Agreement agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.
6.6    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided, however, if, after giving effect to any waiver of Section 4.1 or any provision pertaining to Section 4.1 with respect to a particular transaction, a Major Investor in fact purchases New Securities in such transaction (such Major Investor, a “Participating Investor”), the aforementioned waiver shall be deemed to apply to any Major Investor only if that Major Investor has been provided the opportunity to purchase a proportional number of the New Securities in such transaction based on the pro rata purchase right of each Major Investor set forth in Section 4.1, assuming a transaction size determined based upon the amount purchased by the Participating Investor that invested the largest percentage in such transaction), (b) except as provided in clause (a) above, Section 3.1, Section 3.2, Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Section 6.6) may be amended, modified, terminated or waived with only (and only with) the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors, (c) Section 1.5, Section 3.3, Section 5.9, and Section 5.10, and clause (c) of this Section 6.6 (solely as it relates to the rights of a specific Person) may not be amended, modified, terminated or waived without the written consent of the respective Person named therein, (d) Section 1.39 and this clause (d) of this Section 6.6 may not be amended, modified, terminated or waived without the written consent of Suvretta, (e) Section 3.6 (solely as it relates to the rights of Surveyor) and this clause (e) of this Section 6.6 may not be amended, modified, terminated or waived without the written consent of Surveyor, and (f) Section 3.6 (solely as it relates to the rights of MW) and this clause (f) of this Section 6.6 may not be amended, modified, terminated or waived without the written consent of MW. Further, this Agreement may not be amended, modified, or terminated and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Registrable Securities held by the Key Holders. Notwithstanding the foregoing, Exhibit A may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Exhibit A may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company shall give prompt notice of any amendment, modification, or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.
6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the

Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
6.10    Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.
6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
6.12    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.13    Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.
6.14    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

VERADERMICS, INCORPORATED

By:	/s/ Reid Waldman
Name: Reid Waldman
Title Chief Executive Officer
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

/s/ Reid Waldman
REID WALDMAN
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

/s/ Timothy Durso
TIMOTHY DURSO
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SR ONE CAPITAL FUND II AGGREGATOR, LP

By: SR One Capital Partners II, LP, its General Partner

By: SR One Capital Management, LLC, its General partner

By:	/s/ Simeon George

Name: Simeon George

Title: Managing Member
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AMZL, LP

By:	SR One Capital SMA Partners, LP, its General Partner

By: SR One Capital Management, its General Partner

By:	/s/ Simeon George

Name: Simeon George

Title: Managing Member
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AVERILL MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
Name: Andrew Nathanson
Title: Authorized Signatory
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AVERILL MADISON MASTER FUND, LTD.

By:	/s/ Andrew Nathanson
Name: Andrew Nathanson
Title: Authorized Signatory
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP

By: Viking Global Opportunities Portfolio GP LLC, its general partner

By:	/s/ Katerina Novak

Name: Katerina Novak

Title: Authorized Signatory
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Viking Global Opportunities Drawdown (Aggregator) LP

By: Viking Global Opportunities Drawdown Portfolio GP LLC, its general partner

By:	/s/ Katerina Novak

Name: Katerina Novak

Title: Authorized Signatory
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LONGITUDE VENTURE PARTNERS V, LP

By: Longitude Capital Partners V, LLC
Its: General Partner

By:	/s/ Patrick Enright
Name: Patrick Enright
Title: Managing Member
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

By: Citadel Advisors LLC, its portfolio manager

By:	/s/ Antonia Peabody
Name: Antonia Peabody
Title: Authorized Signatory
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

abrdn Healthcare Investors*!

By:	/s/ Loretta Tse, Ph.D.
Name: Loretta Tse, Ph.D.
Title: Vice President
*  The name abrdn Healthcare Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with abrdn Healthcare Investors must look solely to the trust property for the enforcement of any claim against abrdn Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of abrdn Healthcare Investors.
! A copy of the Declaration of Trust, as amended and restated, for each of abrdn Healthcare Investors, abrdn Life Sciences Investors, abrdn Healthcare Opportunities Fund and abrdn World Healthcare Fund (collectively, the “abrdn Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the abrdn Funds by an officer or trustee of the abrdn Funds in his or her capacity as an officer or trustee of the abrdn Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective abrdn Funds.
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

abrdn Life Sciences Investors*!

By:	/s/ Loretta Tse, Ph.D.
Name: Loretta Tse, Ph.D.
Title: Vice President
*  The name abrdn Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with abrdn Life Sciences Investors must look solely to the trust property for the enforcement of any claim against abrdn Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of abrdn Life Sciences Investors.
! A copy of the Declaration of Trust, as amended and restated, for each of abrdn Healthcare Investors, abrdn Life Sciences Investors, abrdn Healthcare Opportunities Fund and abrdn World Healthcare Fund (collectively, the “abrdn Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the abrdn Funds by an officer or trustee of the abrdn Funds in his or her capacity as an officer or trustee of the abrdn Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective abrdn Funds.
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

abrdn Healthcare Opportunities Fund*!

By:	/s/ Loretta Tse, Ph.D.
Name: Loretta Tse, Ph.D.
Title: Vice President
*The name abrdn Healthcare Opportunities Fund is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated June 11, 2014, as amended, and all persons dealing with abrdn Healthcare Opportunities Fund must look solely to the trust property for the enforcement of any claim against abrdn Healthcare Opportunities Fund, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of abrdn Healthcare Opportunities Fund.
! A copy of the Declaration of Trust, as amended and restated, for each of abrdn Healthcare Investors, abrdn Life Sciences Investors, abrdn Healthcare Opportunities Fund and abrdn World Healthcare Fund (collectively, the “abrdn Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the abrdn Funds by an officer or trustee of the abrdn Funds in his or her capacity as an officer or trustee of the abrdn Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective abrdn Funds.
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

abrdn World Healthcare Fund*!

By:	/s/ Loretta Tse, Ph.D.
Name: Loretta Tse, Ph.D.
Title: Vice President
*The name abrdn World Healthcare Fund is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated May 18, 2015, as amended, and all persons dealing with abrdn World Healthcare Fund must look solely to the trust property for the enforcement of any claim against abrdn World Healthcare Fund, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of abrdn World Healthcare Fund.
! A copy of the Declaration of Trust, as amended and restated, for each of abrdn Healthcare Investors, abrdn Life Sciences Investors, abrdn Healthcare Opportunities Fund and abrdn World Healthcare Fund (collectively, the “abrdn Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the abrdn Funds by an officer or trustee of the abrdn Funds in his or her capacity as an officer or trustee of the abrdn Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective abrdn Funds.
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MW XO HEALTH INNOVATION FUND II, LP

By: Marshall Wace North America, LP, its Investment Manager By: Marshall Wace LLC, its General Partner of the Investment Manager

By:	/s/ Des Anderson
Name: Des Anderson
Title: Partner

By:	/s/ Jon May
Name: Jon May
Title: Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

J.W. Childs Associates (FL), L.P.

By:	/s/ John W. Childs

Name: John W. Childs

Title: Authorized Signatory
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Osage University Partners IV, LP

By: Osage University GP IV, LLC, its General Partner

By:	/s/ Matthew Cohen

Name: Mattew Cohen

Title: Managing Member
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Invus Public Equities, L.P

By:	/s/ Raymond Debbane

Name: Raymond Debbane

Title: President of its General Partner
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ Matthew Storeygard
Name: Matthew Storeygard
Title: Senior Managing Director, Investments
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CHRISTOPHER S. EKLUND TRUST U/A/D 8/31/2000

By:	/s/ Christopher S. Eklund
Name: Christopher S. Eklund
Title: Trustee
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INFINITUM CAYMAN MASTER, LTD

By:	/s/ John Yetimoglu
Name: John Yetimoglu
Title: CIO
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SELIGMAN HEALTHCARE SPECTRUM (MASTER) FUND

By: Columbia Management Investment Advisors, LLC, its Investment Manager

By:	/s/ Matthew Rich
Name: Matthew Rich
Title: Vice President & Assistant Secretary
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PHIFUND, LP

By: PhiFund GP, LLC, its general partner

By:	/s/ Orrin Devinsky
Name: Orrin Devinsky
Title: Managing Director
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PHIFUND2, LP

By: PhiFund2 GP, LLC, its general partner

By:	/s/ Orrin Devinsky
Name: Orrin Devinsky
Title: Managing Director
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

By:	/s/ Vladimir Coric
Name: Vladimir Coric
IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

By:	/s/ Kishen Mehta
Name: Kishen Mehta
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VLADIMIR CORIC FAMILY TRUST 2013

By:	/s/ Elizabeth Ann Coric
Name: Elizabeth Ann Coric
Title: Trustee
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VLADIMIR CORIC MARITAL TRUST 2013

By:	/s/ Elizabeth Ann Coric
Name: Elizabeth Ann Coric
Title: Trustee
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LIFESCI VENTURE PARTNERS III, LP

By:	/s/ Paul Yook
Name: Paul Yook
Title: Managing Member
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THERAPEUTICS, INC.

By:	/s/ Daniel J. Piacquadio, M.D.
Name: Daniel J. Piacquadio, M.D.
Title: President & CEO
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Mari Haddock
NAME: MARI HADDOCK
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Lisa Guerin

Name: Lisa Guerin
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PSHC 22 LLC

/s/ Timothy Powers

Name: Timothy Powers
Title: Manager

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Robert Brodell

Name: Robert Brodell
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Kenneth Repke

Name: Kenneth Repke
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Adrian Eggerts

Name: Adrian Eggerts
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Melvin Williams

Name: Melvin Williams
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Diane Gianatassio

Name: Diane Gianatassio
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE LIM/SHEU FAMILY REVOCABLE TRUST

By:	/s/ Michael Lim
Name: Michael Lim
Title: Trustee

By:	/s/ Mary Sheu
Name: Mary Sheu
Title: Trustee
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Kellen Ball

Name: Kellen Ball
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Nathan Brodell

Name: Nathan Brodell
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ William Baldwin

Name: William Baldwin
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ John Kelly

Name: John Kelly
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Reid Waldman

Name: Reid Waldman
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Tim Durso

Name: Tim Durso
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Kamlesh Shah

Name: Kamlesh Shah
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

WERTH FAMILY INVESTMENT ASSOCIATES LLC

By:	/s/ Peter J. Werth
Name: Peter J. Werth
Title: Manager
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MEDIQVENTURES LIMITED

By:	/s/ Denham Eke
Name: Denham Eke
Title: Managing Director
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Darryl Stephen Shaw Hosdon

Name: Darryl Stephen Shaw Hodson
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Gregory Bailey

Name: Gregory Bailey
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CONNECTICUT GROWTH FUND II, LIMITED PARTNERSHIP

By: Advantage Capital CT-GP-IV, LLC, its General Partner

By:	/s/ Michael T. Benson
Name: Michael T. Benson
Title: Authorized Representative
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CONNECTICUT SMALL BUSINESS FINANCE FUND, LIMITED PARTNERSHIP

By: Advantage Capital CT-GP-III, LLC, its General Partner

By:	/s/ Michael T. Benson
Name: Michael T. Benson
Title: Authorized Representative
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ADVANTAGE CAPITAL CONNECTICUT PARTNERS VI, LIMITED PARTNERSHIP

By: Advantage Capital CT-GP-VI, LLC, its General Partner

By:	/s/ Michael T. Benson
Name: Michael T. Benson
Title: Authorized Representative
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

INFINITUM CAYMAN MASTER, LTD

By:	/s/ John Yetimoglu
Name: John Yetimoglu
Title: CIO
SIGNATURE PAGE TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT B
KEY HOLDERS
Reid Waldman
Timothy Durso